EXHIBIT 99.1

Lehman Brothers
Press Release

For Immediate Release                          Media Contact:      Hannah Burns
                                                                   212-526-4064
                                               Investor Contact:   Shaun Butler
                                                                   212-526-8381


                LEHMAN BROTHERS REPORTS FOURTH QUARTER NET INCOME
                 INCREASE OF 157% OVER FOURTH QUARTER LAST YEAR

                     Reports Record Revenues for Fiscal 2003
            Net Income for Fiscal 2003 Increases 74% Over Fiscal 2002

NEW YORK, December 17, 2003 - Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported net income of $481 million, or $1.71 per common share (diluted), for the fourth quarter ended November 30, 2003, a 157% increase from $187 million, or $0.69 per share (diluted), reported for the fourth quarter of fiscal 2002.

For the full year of fiscal 2003, net income increased 74% to $1,699 million, or $6.35 per share (diluted) from $975 million, or $3.47 per share (diluted) for fiscal 2002.

                       Fourth Quarter Business Highlights

o Completed the acquisitions of Neuberger Berman, a leading private wealth and asset management firm, and The Crossroads Group of Dallas, a diversified private equity fund investment manager. Assets under management at November 30, 2003 totaled $116 billion

o Moody's Investors Services raised the Firm's long-term credit rating to A1 from A2, and the LBI broker-dealer credit rating to Aa3, representing the third ratings upgrade in the lastfour years. According to Moody's,
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     Lehman Brothers has had "consistent  cross-cycle performance and continued
     share gains in a number of its key businesses"

o Fixed Income Sales and Trading ranked #1 by Institutional Investor Research Group for 2003

o Both Equity Research and Fixed Income Research ranked #1 by Institutional Investor


Richard S. Fuld, Jr., chairman and chief executive officer, said, "Our results for the quarter and for the full year reflect the Firm's terrific momentum across all of our businesses. A broadened client base and increased activity with our existing clients have driven steady increases in market share in both our investment banking and capital markets businesses. I am very pleased that our strategy to deliver the full resources of the Firm to our clients worldwide has significantly strengthened our competitive position. As a result, we continue to perform consistently at the high end of our peer group."

Net revenues (total revenues less interest expense) for the fourth quarter rose 49% to $2.3 billion, from $1.5 billion in the fourth quarter of fiscal 2002. Capital Markets revenues increased 64% versus the prior year's period, reflecting higher volumes of institutional customer flow in both fixed income and equities products. The Firm's Fixed Income business achieved near-record revenue levels, reflecting both the product diversity and breadth of this unit. In addition, more favorable equity market conditions resulted in a stronger convertible business and solid equity derivatives activity in the Firm's Equity Capital Markets business. Investment Banking posted its highest revenues of the year, rising 19% from the fourth quarter of fiscal 2002. This strong performance reflects the Firm's continued strength in fixed income origination activity, both in the U.S. and Europe. A 41% increase in revenues from the Client Services segment is primarily attributable to the substantial increase in Asset Management revenues resulting from the Neuberger Berman acquisition and a larger contribution from equity-related products in the Private Client business.

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For the full year of fiscal 2003, net revenues increased 40% to a record $8.6 billion, from $6.2 billion for fiscal 2002.

Non-interest expenses for the quarter were $1.6 billion, compared to $1.3 billion ($1.2 billion excluding the recovery of costs associated with the September 11, 2001 terrorist attacks, and the charges related to global real estate reconfiguration and the global regulatory research settlement) in the fiscal 2002 fourth quarter and $1.6 billion in the trailing quarter of fiscal 2003. Compensation and benefits as a percentage of net revenues was 48.0% during the fourth quarter of fiscal 2003, a decrease from prior periods. For the full fiscal year, compensation and benefits as a percentage of net revenues was 49.9%, compared to 51.0% in fiscal 2002. Nonpersonnel expenses in the fiscal 2003 fourth quarter were $473 million, compared with $500 million ($400 million excluding the items referred to above) in the fiscal fourth quarter of 2002. Nonpersonnel expenses for the full fiscal year of 2003 were $1.8 billion ($1.7 billion excluding the real estate charge), compared with $1.6 billion ($1.5 billion excluding the items referred to above) in fiscal 2002.

For the quarter ended November 30, 2003, the Firm's pre-tax margin was 31.4%, compared with 16.5% in the fourth quarter of fiscal 2002. For the full fiscal year, the Firm's pre-tax margin was 29.3%, compared with 22.7% for fiscal 2002. Return on common equity was 18.9% for the fourth quarter of fiscal 2003, compared with 8.6% for the fourth quarter of fiscal 2002. For the full fiscal year, return on common equity was 18.2%, compared with 11.2% for fiscal 2002.

Lehman Brothers (ticker symbol NYSE: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high-net-worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private equity, asset management and private client services. The Firm is headquartered in New York, London, and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products, and recruitment opportunities, visit our Web site at www.lehman.com.
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Conference Call
A conference call to discuss the Firm's financial results and outlook will be held at 10:00 a.m. EST on Wednesday, December 17, 2003. Members of the public who would like to access the conference call should dial, from the U.S., 888-889-6571, or, from outside the U.S., 210-234-0120. The pass code for all callers is LEHMAN. The conference call will also be accessible through the "Shareholders" section of the Firm's Web site, www.lehman.com, under the subcategory "Webcasts." For those unable to listen to the live broadcast, a replay will be available on the Firm's Web site or by dialing 800-406-7490 (within the U.S.) or 402-220-4881 (from outside the U.S.). The replay will be available beginning one hour after the event and will remain available on the Firm's Web site until 5:00 p.m., EST, on January 17, 2004, and by phone until 5:00 p.m., EST, on January 9, 2004.

Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, or sbutler@lehman.com, or Benjamin Pratt at 212-526-5975, or benjamin.pratt@lehman.com .



Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm's expectations, estimates, and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity risks, credit ratings changes, credit exposures and legal and regulatory changes and proceedings. The Firm's actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Firm's most recent Annual Report to Shareholders and Quarterly Report on Form 10-Q.

                          Financial Statements Attached

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